Exhibit 3.82

BY-LAWS

OF

KNIGHT MINE DEVELOPMENT CO.

ARTICLE I

Vote of Stockholder.

Section 1.1. Written Consent. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting upon execution by the Stockholder of a consent in writing setting forth the action so taken.

Section 1.2. Consent in Lieu of Annual Meeting. In lieu of an annual meeting for the election of Directors and transaction of other appropriate business, a consent pursuant to Section 1.1 above shall be executed each year by the Stockholder as of the last Friday in May if that day is not a legal holiday. If it is, then such consent shall be executed as of the next succeeding day not a legal holiday.

ARTICLE II

Directors.

Section 2.1. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these By-laws, all of the powers of the Corporation shall be vested in such Board.

Section 2.2. Number of Directors. The number of Directors of the corporation shall be three.

Section 2.3. Election and Removal of Directors; Quorum.

(a) Directors shall be elected annually by the Stockholder to succeed those Directors whose terms have expired and to fill any vacancies then existing.

(b) Directors shall hold their offices for terms of one year and until their successors are elected and qualified. Any Director may be removed from office by action of the Stockholder.

(c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board, and the term of office of any Director so elected shall expire on the date fixed for the expiration of the term of office of the Director to which such Director was so elected.

(d) A majority of the number of Directors elected and serving at the time of any meeting shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

Section 2.4. Meetings of Directors.

(a) Meetings of the Board of Directors shall be held at such place within or without the State of West Virginia as the Board may designate.

(b) An annual meeting of the Board of Directors shall be held in each year on the last Friday in May at 9:15 A.M., if that day is not a legal holiday. If it is, the meeting shall be held on the next succeeding day not a legal holiday. Other meetings of the Board of Directors shall be held at times fixed by resolution of the Board, or upon call of the President or any two of the Directors.

(c) The Secretary or officer performing the Secretary’s duties shall give not less than twenty four hours’ notice by letter, telegraph or telephone of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present and no Director is attending for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

Section 2.5. Compensation. By resolution of the Board, Directors may be allowed a fee and expenses for attendance at all meetings, but nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

Section 2.6. Committees.

(a) The Board of Directors, by resolution duly adopted, may establish an Executive Committee, a Finance Committee, and such other standing or special committees of the Board as it may deem advisable; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

(b) Regular and special meetings of any Committee established pursuant to this Section may be called and held subject to the same requirements with respect to time, place and notice as are specified in these By-laws for regular and special meetings of the Board of Directors.

(c) A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

Section 2.7. Written Consent. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting upon execution by all the Directors of a consent in writing setting forth the action so taken.

ARTICLE III

Officers.

Section 3.1. Election of Officers; Terms. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer. Other officers, including a Chairman of the Board, one or more Vice-Presidents (whose seniority and titles, including Executive Vice-Presidents and Senior Vice-Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. The President shall be chosen from among the Directors. Any two officers may be combined in the same. person as the Board of Directors may determine, except that the President and Secretary may not be the same person.

Section 3.2. Removal of Officers; Vacancies. Any officer of the Corporation may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Vacancies may be filled by the Board of Directors.

Section 3.3. Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are herein provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

ARTICLE IV

Capital Stock.

Section 4.1. Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law.

Section 4.2. Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

Section 4.3. Transfer of Stock. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

ARTICLE V

Miscellaneous Provisions.

Section 5.1. Seal. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word “Seal” and the name of the Corporation.

Section 5.2. Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless changed by resolution of the Board.

Section 5.3. Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

Section 5.4. Amendment of By-laws. The Board of Directors may alter, amend or repeal these By-laws or adopt new by-laws, subject to repeal or change by action of the Stockholder.

Section 5.5. Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors, the President may from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the vote which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment the President may himself attend any meetings of the holders of stock or other securities of any such other corporation and there vote or exercise any or all power of this Corporation as the holder of such stock or other securities of such other Corporation.

Dated: July 24, 1981

KNIGHT MINE DEVELOPMENT CO.

CONSENT OF DIRECTORS IN LIEU OF SPECIAL MEETING

OCTOBER 9, 1987

The undersigned, being all the Directors of Knight Mine Development Co. (the Corporation), and acting pursuant to Section 31-1-73 of the Code of West Virginia in lieu of holding a special meeting, hereby agree to the adoption of the following resolution as of the above date:

RESOLVED, that the By-laws of the Corporation are hereby amended so as to change the fiscal year of the Corporation from the calendar year, to November 1 through October 31, to be effective with the year ending October 31, 1987.

/s/ H. DREXEL SHORT
H. Drexel Short

/s/ WM. BLAIR MASSEY
Wm. Blair Massey

/s/ PAUL S. BARBERY
Paul S. Barbery

INDEPENDENCE COAL COMPANY, INC.

CONSENT OF DIRECTORS IN LIEU OF SPECIAL MEETING

AUGUST 26, 1996

The undersigned, being all the Directors of Independence Coal Company, Inc. (the Corporation), and acting pursuant to Section 31-1-73 of the Code of West Virginia in lieu of holding a special meeting, hereby agree to the adoption of the following resolution as of the above date:

RESOLVED that Article III Section 9 of the By-Laws of the Corporation is hereby amended and restated in its entirety to read as follows:

(a) If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors:

(1) the shareholder may fill the vacancy;

(2) the board of directors may fill the vacancy; or

(3) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

(b) If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

(c) A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date under section 8.07(b) of the Model Business Corporation Act [1984] or otherwise) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

/s/ RICHARD ZIGMOND	/s/ STANLEY C. SUBOLESKI
Richard Zigmond	Stanley C. Suboleski

/s/ H. DREXEL SHORT
H. Drexel Short

INDEPENDENCE COAL COMPANY, INC.

CONSENT OF DIRECTORS IN LIEU OF SPECIAL MEETING

OCTOBER 29, 2001

The undersigned, being all the Directors of Independence Coal Company, Inc. (the “Corporation”), and acting pursuant to Section 31-1-73 of the Code of West Virginia in lieu of holding a special meeting, hereby agree to the adoption of the following resolution as of the above date:

RESOLVED that the By-laws of the Corporation are hereby amended so as to change the fiscal year of the Corporation from November 1 through October 31 to a calendar year (January 1 through December 31) to be effective as of January 1, 2002.

/s/ MARK A. CLEMENS
Mark A. Clemens

/s/ BENNETT K. HATFIELD
Bennett K. Hatfield

/s/ H. DREXEL SHORT
H. Drexel Short

INDEPENDENCE COAL COMPANY, INC.

CONSENT OF DIRECTORS IN LIEU OF SPECIAL MEETING

NOVEMBER 20, 2004

The undersigned, being all of the Directors of Independence Coal Company, Inc., a West Virginia corporation (the “Corporation”), and acting pursuant to Article 8, Section 821 of the West Virginia Business Corporation Act in lieu of holding a special meeting, hereby agree to the adoption of the following resolution as of the above date:

WHEREAS, the general policy of the Bureau of Alcohol, Tobacco, Firearms and Explosives (the “BATFE”) is that corporate officers and directors are deemed to be “Responsible Persons” in a corporation’s applications for explosives permits and licenses and are, therefore, required to provide their photographs and fingerprints with each application;

WHEREAS, the officers of the Corporation, and not its Directors, are responsible for the day-to-day operations of the Corporation, including matters involving the purchase and use of explosives;

WHEREAS, several of the officers of the Corporation generally are not involved in the day-to-day operations of the Corporation (including matters involving the purchase and use of explosives) and do not have their offices located on the premises of the Corporation (the “Non-operational Officers”);

WHEREAS, the Corporation desires to amend its By-Laws to establish that the authority to direct the purchase and use of the explosives by the Corporation is vested in the officers of the Corporation, other than the Non-Operational Officers.

NOW, THEREFORE, BE IT RESOLVED that Section 4.3 of the By-Laws of the Corporation, entitled “Duties” is hereby deleted in its entirety and replaced with the following:

4.3 Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The officers shall have the authority to direct the day-to-day operations of the Corporation, including matters involving the purchase and use of explosives; provided, however, that any officer who is not involved in the day-to-day operations of the Corporation and whose office is not located on the premises of the Corporation, shall not have authority to direct the purchase or use of explosives. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

/s/ H. DREXEL SHORT, JR.
H. Drexel Short, Jr.

/s/ BAXTER F. PHILLIPS, JR.
Baxter F. Phillips, Jr.

/s/ JEFFREY W. WALKUP
Jeffrey W. Walkup